Exhibit 31.1

CERTIFICATION

I, Richard Resnick, Acting Chief Executive Officer and a director of Nuvel Holdings, Inc. (the "registrant"), certify that:

1.	I have reviewed this Amendment No. 1 to Quarterly Report on Form 10-Q of the registrant for the period ended June 30, 2015; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report.

Date:   April 5,  2016

/s/ Richard Resnick
Richard Resnick
Acting Chief Executive Officer and Director
(principal executive officer and principal financial and accounting officer)